EXHIBIT 23.6

                       CONSENT OF TRIDENT SECURITIES

                                August 20, 1999


We hereby consent to the use of our opinion attached as Appendix E to the Joint Proxy Statement-Prospectus included in the Registration Statement on Form S-4 of First M&F Corporation, and to the references to such opinion and to our firm contained in the Joint Proxy Statement-Prospectus that is a part of said Registration Statement.



                                        Very truly yours,

                                        /s/ Trident Securities

                                        TRIDENT SECURITIES
                                        A Division of McDonald Investments, Inc.